                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        CASCADE NATURAL GAS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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
                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 28, 1999

                            ------------------------

TO THE HOLDERS OF COMMON STOCK OF

CASCADE NATURAL GAS CORPORATION:

    The Annual Meeting of the Shareholders of Cascade Natural Gas Corporation will take place at the offices of the Company located at 230 Fairview Avenue North, Seattle, Washington 98109, on Thursday, January 28, 1999, at 1:30 p.m. for the following purposes:

    1. Elect directors to hold office until the next Annual Meeting and until their successors are elected and qualified;

    2. Approve the Cascade Natural Gas Corporation 1998 Stock Incentive Plan providing for awards covering up to 150,000 shares of common stock (the Board of Directors recommends a vote for); and

    3. Transact other business as may properly come before the meeting or any adjournments of the meeting.

    The close of business on November 25, 1998 has been fixed as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments of the meeting.

    Holders of the Common Stock of the Company are entitled to vote upon all the matters set forth in this notice.

                                          By Order of the Board of Directors

                                          LARRY C. ROSOK
                                          CORPORATE SECRETARY

Seattle, Washington
December 2, 1998

IMPORTANT

TO ASSURE THAT A QUORUM IS PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY, USING THE ACCOMPANYING POSTAGE PREPAID AND ADDRESSED ENVELOPE.

                        CASCADE NATURAL GAS CORPORATION
                  222 FAIRVIEW AVENUE NORTH, SEATTLE, WA 98109

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

             TO THE SHAREHOLDERS OF CASCADE NATURAL GAS CORPORATION

    This proxy statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of the Shareholders ("Annual Meeting") to be held on Thursday, January 28, 1999, for the purposes set forth in the accompanying Notice of Annual Meeting, and will be mailed on or about December 15, 1998.

    A form of proxy is enclosed for use at the meeting. A Shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by delivering written notice of revocation to Larry C. Rosok, Corporate Secretary, Cascade Natural Gas Corporation, 222 Fairview Avenue North, Seattle, Washington 98109, or by filing a duly executed proxy card bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person.

    The persons named in the accompanying proxy card will vote as instructed proxy card or, if no instructions are marked on the proxy card, as set forth below with respect to the election of directors, in favor of the 1998 Stock Incentive Plan, and in their discretion as to other items of business which may come before the meeting.

    On November 25, 1998, the Company had outstanding 11,045,095 shares of $1 par value Common Stock ("Common Stock"). Each holder of record of Common Stock ("Shareholder") at the close of business on November 25, 1998, is entitled to one vote for each share then held and to cumulate votes in the election of directors. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the meeting.

                             ELECTION OF DIRECTORS

    Nine directors will be elected at the Annual Meeting, each to hold office until the next Annual Meeting or until his or her successor is elected and qualified. The nominees elected will be those receiving the largest number of votes cast by all shares entitled to vote in the election, up to the number of directors to be elected. All of the nominees listed below presently are serving as directors and were elected at the l998 Annual Meeting by over 85% of the shares present and voting at the meeting. In the event any of the nominees becomes unable to serve, the proxy holders may vote for substitute nominees in their discretion. No circumstances are presently known which would cause any nominee to become unavailable.

    The right to cumulate votes in an election of directors entitles a Shareholder to as many votes as he or she has shares, multiplied by the number of directors to be elected (in this case, 9), which votes may then be allocated among the nominees in such proportion as the Shareholder decides, including casting all the votes for one nominee. If a Shareholder wishes to cumulate his or her votes, the proxy card should be marked in any way that the Shareholder desires in order to (i) indicate clearly that the Shareholder is exercising the right to cumulate votes and (ii) specify how the votes are to be allocated among the nominees for director. For example, a Shareholder may write next to the name of each nominee for whom the Shareholder desires to cast votes, the number of votes to be cast for such nominee. The exercise of cumulative voting rights is not subject to any conditions.

    Unless contrary instructions are set forth on the proxy card, proxies will be voted in such a manner as to elect all or as many of the nominees listed as possible. If either of the "For All Nominees Listed Above" or "Exception" boxes is marked or no instructions are given, the named proxies will have discretionary authority to cumulate votes if they so choose and to allocate votes among the nominees as they deem appropriate (except for any nominee specifically excepted by the Shareholder), including not casting any votes for one or more nominees.

    The age, principal occupation, business experience and other information furnished by each nominee and the year in which he or she first became a director is set forth below.

CARL BURNHAM, JR. Director since 1990
Attorney at Law
Yturri, Rose, Burnham, Bentz & Helfrich

    Mr. Burnham, 59, is an attorney at law and, since 1967, has been a partner of Yturri, Rose, Burnham, Bentz & Helfrich of Ontario, Oregon, one of the Company's Oregon counsel.

MELVIN C. CLAPP Director since 1981
Retired

    Mr. Clapp, 65, was Chairman and Chief Executive Officer of the Company from December 1988 until he retired February 1, 1995. Prior to that he was Executive Vice President beginning in August 1981. Mr. Clapp joined the Company in 1956 and held positions in district management until moving to the general office in 1969.

THOMAS E. CRONIN Director since 1996
President
Whitman College

    Dr. Cronin, 58, has served as President of Whitman College since the summer of 1993. Prior to that, he held the McHugh Professorship of American Institutions and Leadership at the Colorado College in Colorado Springs. In 1991, he served as acting President of the Colorado College. He is the author or co-author of ten books on American Government.

DAVID A. EDERER Director since 1991
Partner
Ederer Investment Company

    Mr. Ederer, 55, has been the managing partner since 1974 in Ederer Investment Company, which invests in privately owned West Coast companies. Since 1978 he has been the owner or part owner and officer of several privately owned manufacturing and property management companies.

HOWARD L. HUBBARD Director since 1981
Retired

    Mr. Hubbard, 67, was President and a director of Washington Federal Savings Bank in Hillsboro, Oregon from April 1982 until he retired in December 1991. Prior to that, Mr. Hubbard was President and a director of Equitable Savings & Loan Association, Portland, Oregon, beginning in 1975.

W. BRIAN MATSUYAMA Director since 1988
Chairman, President and Chief Executive Officer
Cascade Natural Gas Corporation

    Mr. Matsuyama, 52, Chairman and Chief Executive Officer since February 1, 1995,was also appointed President on October 1, 1998, an office he previously held from 1988 to 1995. From 1987 to 1988, he was Vice President and General Counsel of the Company. Prior to 1987, he was a member of the law firm of

Jones Grey & Bayley, P.S., Seattle, Washington, with his principal client representation being on behalf of the Company.

LARRY L. PINNT Director since 1995
Retired

    Mr. Pinnt, 63, was Chief Financial Officer of US WEST Communications, Inc. from 1979 until he retired in September 1989. Mr. Pinnt currently serves on the Board of Trustees of the following publicly held mutual fund trusts: SAFECO Common Stock Trust, SAFECO Tax-Exempt Bond Trust, SAFECO Money Market Trust, SAFECO Resource Series Trust, and SAFECO Institutional Series Trust.

BROOKS G. RAGEN Director since 1984
Chairman
Manzanita Group Incorporated

    Mr. Ragen, 65, is Chairman of the Board and Co-Chief Executive Officer of Manzanita Capital, Inc., a financial services firm. He was a Director of Ragen MacKenzie Incorporated, an investment banking firm headquartered in Seattle, Washington from 1986 to 1998. From 1988 until 1996 he served as Chairman and Chief Executive Officer of Ragen MacKenzie Incorporated. Prior to that, he was President of Cable, Howse & Ragen, the predecessor to Ragen MacKenzie Incorporated, beginning in 1987 and was Managing Partner of Cable, Howse & Ragen beginning in 1982.

MARY A. WILLIAMS Director since 1983
Retired

    Mrs. Williams, 64, has been retired since 1996. Prior to that she was a consultant beginning in 1983 and was a Vice President of Seattle Trust & Savings Bank from 1977 to 1983.

                          BOARD AND COMMITTEE MEETINGS

    The Board of Directors met six times during the fiscal year ended September 30, 1998. The Executive Committee of the Board met three times during the fiscal year ended September 30, 1998. Directors standing for election had excellent attendance records (in excess of 88%) at meetings of the Board and committees on which they served during fiscal 1998.

    The Board has established an Executive Committee, an Audit Committee, a Nominating and Compensation Committee, a Long Range Planning Committee and a Pension Committee, whose members are as follows:

                                                       NOMINATING AND
       EXECUTIVE                  AUDIT                 COMPENSATION              PENSION            LONG RANGE PLANNING
-----------------------  ------------------------  -----------------------  --------------------  -------------------------
W. Brian Matsuyama, Ch.  Mary A. Williams, Ch.     Brooks G. Ragen, Ch.     M. C. Clapp, Ch.      W. Brian Matsuyama, Ch.
M. C. Clapp              Thomas E. Cronin          Carl Burnham, Jr.        Thomas E. Cronin      Carl Burnham, Jr.
David A. Ederer          Larry L. Pinnt            David A. Ederer          Howard L. Hubbard     M. C. Clapp
Brooks G. Ragen          Brooks G. Ragen           Mary A. Williams         Larry L. Pinnt        Howard L. Hubbard
Mary A. Williams                                                                                  Brooks G. Ragen

    The Audit Committee, which met four times during the fiscal year ended September 30, 1998, recommends the engagement of the Company's independent accountants, reviews with the independent accountants the plan for and results of the auditing engagement, reviews the scope and results of the Company's procedures for internal auditing, and reviews the adequacy of the Company's system of internal accounting controls.

    The Nominating and Compensation Committee, which held two meetings during the fiscal year ended September 30, 1998, is responsible for recommending candidates for seats on the Board of Directors, as well as recommending compensation for officers and directors. The Committee will consider nominees for director recommended by Shareholders for the 2000 Annual Meeting if the nominations are received at the Company's executive offices by August 17, 1999; provided that such nominations are accompanied by a description of the nominee's qualifications, relevant biographical information and the nominee's consent to be nominated and to serve if elected.

                     APPROVAL OF 1998 STOCK INCENTIVE PLAN

DESCRIPTION OF THE INCENTIVE PLAN

    November 9, 1998, the Board adopted, subject to shareholder approval, the Company's 1998 Stock Incentive Plan (the "Incentive Plan"). The purpose of the Incentive Plan is to promote and advance the interests of shareholders by enabling the Company to attract, retain, and reward key employees of the Company and its subsidiaries. It is also intended to strengthen the mutuality of interests between such employees and the Company's shareholders. The Incentive Plan is designed to serve these purposes by offering stock options and other equity-based incentive awards to officers and other key management personnel, thereby providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of the Company and increasing shareholder value. At November 30, 1998, a range of approximately 10 to 60 key management employees, including 7 officers, of the Company were considered eligible to receive awards under the Incentive Plan.

    The Incentive Plan provides for up to 150,000 shares of Common Stock which may be made subject to awards under the Incentive Plan, subject to adjustment for changes in capitalization. The Incentive Plan provides for the grant of stock options and other stock-based awards to the Company's employees. The closing price of the common stock on the New York Stock Exchange on November 30, 1998 was $18.3125. Shares subject to awards which expire or are otherwise terminated will again become available for grants of new awards. Shares subject to awards may be either authorized and unissued shares or reacquired shares. No awards have been granted under the Incentive Plan and no decisions as to future grants of awards will be made prior to the annual meeting.

DESCRIPTION OF AWARDS UNDER THE INCENTIVE PLAN

    The Incentive Plan is to be administered by the Nominating and Compensation Committee of the Board (the "Committee"). The Committee will select the individuals to receive awards and the terms of the awards to be granted. In the discretion of the Committee, any award may be granted alone, in addition to, or in tandem with other awards under the Incentive Plan. Each award will be documented by and governed by a written award agreement between the Company and the participant.

    The types of awards (collectively referred to as "Awards") that may be granted by the Committee under the Incentive Plan include:

    OPTIONS. Options to purchase Common Stock may be incentive stock options meeting the requirements of Section 422 of the Internal Revenue Service Code ("Code"), or nonqualified options which are not eligible for such tax-favored treatment. Incentive stock options may expire not more than ten years from the date of grant. The Incentive Plan does not specify a maximum term for nonqualified options. The exercise price per share must be not less than 100% of the fair market value of a share on the date the option is granted. The Incentive Plan also authorizes the issuance of nonqualified deferred compensation options with an exercise price of not less than $1.00 per share for the purpose of deferring a specified amount of income for a recipient. The award agreement relating to an option may, in the discretion of the Committee, provide that if an option is exercised using previously-acquired shares in payment of the exercise price, the recipient shall automatically be granted (subject to the available pool of shares) a replacement option (a "reload option") for a number of shares equal to the number (or a portion of the number) of shares surrendered with an exercise price equal to the fair market value of the Common Stock on the date of grant.

    STOCK APPRECIATION RIGHTS ("SARS"). A recipient of SARs will receive upon exercise an amount equal to the excess (or specified portion thereof) of the fair market value of a share on the date of exercise over the base price, multiplied by the number of shares as to which the rights are exercised. The base price will be designated by the Committee in the award agreement and may be equal to, higher or lower than the fair market value of the Common Stock on the date of grant. Payment may be in cash, in shares, in the form of a deferred compensation option or in any other form approved by the Committee. SARs may be granted in connection with options or other awards or may be granted as independent awards.

    RESTRICTED AWARDS. Restricted awards may take the form of restricted shares or restricted units. Restricted shares are shares of Common Stock which are subject to such limitations as the Committee deems appropriate, including restrictions on sale or transfer. Restricted shares may be subject to forfeiture in the event the recipient terminates employment during a specified period. Stock certificates representing restricted shares are issued in the name of the recipient but are held by the Company until the expiration of any restrictions. From the date of issuance of restricted shares, the recipient is entitled to the rights of a shareholder with respect to such shares, including voting and dividend rights.

    Restricted units are awards of units equivalent in value to a share of Common Stock, which similarly may be subject to forfeiture if the recipient terminates employment during a specified period. At the expiration of such period, payment is made with respect to restricted units in an amount equal to the aggregate fair market value of the number of shares covered by the restricted units. Payment may be in cash or unrestricted shares of Common Stock or in any other form approved by the Committee.

    PERFORMANCE AWARDS. Performance awards are granted in units equivalent in value to a share of Common Stock. A performance award is subject to forfeiture if or to the extent the recipient fails to meet certain performance goals during a DESIGNATED PERFORMANCE CYCLE. The Committee will determine the extent to which performance awards have been earned. Performance awards earned by attaining performance goals are paid as soon as practicable after the end of a performance cycle in cash or shares of Common Stock or in any other form approved by the Committee.

    OTHER STOCK-BASED AWARDS OR COMBINATION AWARDS. The Committee may grant other awards that involve payments or grants of shares of Common Stock or are measured by or in relation to shares of Common Stock. The Incentive Plan provides flexibility to design new types of stock-based or stock-related awards to attract and retain employees in a competitive environment.

ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

    In the event of a change in capitalization, the Committee may make such proportionate adjustments in the aggregate number of shares for which awards may be granted under the Incentive Plan, the maximum number of shares which may be awarded to any participant, and the number of shares covered by, and the exercise or base price of, any outstanding awards, as the Committee in its sole discretion may deem appropriate.

DURATION, TERMINATION AND AMENDMENT OF THE INCENTIVE PLAN

    The Incentive Plan will remain in effect until awards have been granted covering all available shares under the Incentive Plan or the Incentive Plan is otherwise terminated by the Board. The Board may terminate or suspend the Incentive Plan at any time, but any such termination or suspension will not affect any outstanding Awards. The Board may also amend the Incentive Plan at any time, provided that no amendment may be made without shareholder approval if such approval is required by the applicable law or the requirements of the New York Stock Exchange.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

    The following discussion summarizes the principal anticipated federal income tax consequences of grants of stock options under the Incentive Plan to participants and to the Company.

    TAX CONSEQUENCES TO PARTICIPANTS

    INCENTIVE STOCK OPTIONS. Incentive stock options under the Incentive Plan are intended to meet the requirements of Section 422 of the Code. No income results to a participant upon the grant of an incentive stock option or upon the issuance of shares when the option is exercised. The amount realized on the sale or taxable exchange of such shares in excess of the exercise price will be considered a capital gain, except that if such disposition occurs within one year after exercise of the option or two years after grant of the option, the participant will recognize compensation taxable at ordinary income tax rates measured by the amount by which the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on the sale of the shares, exceeds the exercise price. For purposes of determining alternative minimum taxable income, an incentive stock option is treated as a nonqualified option.

    NONQUALIFIED OPTIONS. No taxable income is recognized upon the grant of a nonqualified option. In connection with the exercise of a nonqualified option, a participant will generally realize compensation income measured by the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The participant's cost basis in the acquired shares is the fair market value of the shares on the exercise date. Any gain upon sale of the shares in excess of the participant's cost basis is capital gain.

    PAYMENT OF EXERCISE PRICE IN SHARES. The Committee may permit participants to pay all or a portion of the exercise price using previously-acquired shares of Common Stock. If an option is exercised and payment is made in previously held shares, there is no taxable gain or loss to the participant other than any gain recognized as a result of exercise of the option, as described above.

    TAX CONSEQUENCES TO THE COMPANY. To the extent participants qualify for capital gains treatment with respect to the sale of shares acquired pursuant to exercise of an incentive stock option, the Company will not be entitled to any tax deduction in connection with incentive stock options. In the case of nonqualified options, the Company will be entitled to receive a federal income tax deduction at the same time and in the same amount as the amount which is taxable to participants as ordinary income.

BOARD RECOMMENDATION AND VOTE REQUIRED

    The Board recommends a vote FOR the Incentive Plan. If a quorum is present at the annual meeting, the Incentive Plan will be approved upon the affirmative vote by a majority of votes cast on the proposal, provided that the total votes cast on the proposals represents a majority of the shares entitled to vote on the proposal. Although shares voted as abstaining will count as votes cast, broker non-votes (shares held by a broker or other nominee who does not have authority to vote on the matter) do not count as votes cast.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership, as of November 25, 1998, of the Company's Common Stock by (a) each director, the Chief Executive Officer and the other four most highly paid executive officers of the Company and (b) all current directors and executive officers as a group. None of such persons owned any of the Company's outstanding preferred shares at that date. The Company is not aware of any beneficial owner of 5% or more of the Common Stock. Except as otherwise indicated in the table, the Company believes the beneficial owners of the shares listed below have sole investment and voting power with respect to the shares.

                                                                             SHARES
                                                                          BENEFICIALLY     PERCENTAGE OF
DIRECTORS AND EXECUTIVE OFFICERS                                            OWNED(1)        COMMON STOCK
----------------------------------------------------------------------  ----------------   --------------
O. LeRoy Beaudry......................................................      14,241              *
Ralph E. Boyd.........................................................       9,904              *
Carl Burnham, Jr......................................................       7,308              *
Melvin C. Clapp.......................................................      16,859(2)           *
Thomas E. Cronin......................................................       1,445              *
David A. Ederer.......................................................      28,413(3)(4)        *
Howard L. Hubbard.....................................................      23,700              *
W. Brian Matsuyama....................................................      13,637              *
Larry L. Pinnt........................................................       5,220              *
Brooks G. Ragen.......................................................       4,344(3)           *
Jon T. Stoltz.........................................................       3,138              *
J. D. Wessling........................................................       1,514              *
Mary A. Williams......................................................       7,548              *
All directors and executive officers as a group (15 persons)..........     118,523(5)              1.07%

------------------------

*   Less than one percent.

(1) Includes shares held in the Company's Employee Retirement Savings Plan and Trust (the "401(k) Plan") as follows:

       Mr. Beaudry, 5,553; Mr. Boyd, 2,680; Mr. Matsuyama, 4,364; Mr. Stoltz, 2,665; Mr. Wessling, 1,514; and all executive officers as a group, 13,170.

(2) Does not include 781 shares owned by the spouse of Mr. Clapp.

(3) Includes shares awarded under the 1991 Director Stock Award Plan to Messrs. Ederer and Ragen of 2,507 and 876 shares, respectively, including reinvested dividends, as to which receipt has been deferred until they are no longer directors.

(4) Does not include 3177 shares held in trust for benefit of family members as to which Mr. Ederer acts as Trustee.

(5) Total shares does not include shares owned by Mr. Boyd and Mr. Beaudry because they retired effective October 1, 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under Section 16(a) of the Securities Exchange Act of 1934, holders of more than 10 percent of the Common Stock and directors and certain officers of the Company are required to file reports ("Section 16(a) Statements") of beneficial ownership of Common Stock and changes in such ownership with the Securities and Exchange Commission. The Company is required to identify in its proxy statements those persons who, to the Company's knowledge, were required to file Section 16(a) Statements and did not do so on a timely basis. Based solely on a review of copies of Section 16(a) Statements furnished to the

Company during and with respect to its most recent fiscal year and on written representations from reporting persons, the Company believes that each person who at any time during the most recent fiscal year was a reporting person filed all required Section 16(a) Statements on a timely basis.

              REPORT OF THE NOMINATING AND COMPENSATION COMMITTEE
                              TO THE SHAREHOLDERS

    The Nominating and Compensation Committee of the Board of Directors is responsible for reviewing the compensation levels for all officers of the Company and making recommendations to the Board concerning officer salary levels. The Committee is composed of four independent non-employee directors.

    The Committee's review includes an assessment of the overall stewardship of the Company and the officers' ability to achieve a reasonable net income under a variety of conditions. In arriving at its recommendations regarding officer compensation levels, the Committee applied policies and principles which are essentially subjective in nature, rather than embodying specific criteria. Such policies and principles may be summarized as follows: Officer compensation should be comparable with compensation paid to officers of like companies, and particularly those with which the Company must compete in attracting and retaining skilled and competent individuals. Officers should also be compensated for their contributions to the performance of the Company. In evaluating performance, the Committee considers net income and factors affecting net income. In a regulated energy business, factors such as weather, interest rates and regulatory requirements have a significant influence on net income but are generally outside the control of management. The Committee also considers progress toward achieving corporate goals.

    In arriving at its most recent salary recommendations, the Committee considered the compensation paid by other Northwest energy utility companies to their officers. The Committee took into account the relatively larger size of the other Northwest utility companies, the greater number of officers involved in the various management functions of those companies, and the responsibilities of those officers. The Committee also considered compensation paid by gas distribution companies of relatively comparable size in other parts of the country. In addition, the Committee reviewed the impact of the various forms of incentive compensation, such as bonuses and stock options, utilized by other utility companies in addition to base salaries. Historically, the Company has not had bonus, stock option or other incentive compensation plans for its officers.

    In determining the fiscal 1998 salary level for W. Brian Matsuyama, Chairman and Chief Executive Officer of the Company, the Committee considered his contributions to the performance of the Company and overall effectiveness in areas critical to the Company's success, such as dealing with the challenges of rapid growth, resolving regulatory issues, attaining corporate goals, and enhancing shareholder value as well as the factors affecting net income discussed above. Salary levels of all other named executives for fiscal 1998 were based on the considerations described above.

    The Committee determined recently that it is appropriate beginning in fiscal year 1999 to adopt a stock incentive plan in order to strengthen the mutuality of interests between management and the Company's shareholders. The Incentive Plan, which is subject to shareholder approval, is designed to serve these purposes by granting stock options and other equity-based incentive awards to officers and other key employees. Please see "Approval of 1998 Stock Incentive Plan" for additional information about the Incentive Plan.

    Due to the Company's compensation structure, the Committee has not deemed it necessary thus far to adopt a policy regarding the deductibility of certain executive compensation under federal tax laws.

                                          Brooks G. Ragen, Chairman
                                          Carl Burnham, Jr.
                                          David A. Ederer
                                          Mary A. Williams

                            STOCK PERFORMANCE GRAPH

    The following graph compares the total cumulative returns to investors in the Company's Common Stock, the Standard & Poors 500 Stock Index, the Standard & Poors Utility Index and the Edward Jones Natural Gas Distribution Index for the period from October 1, 1993 through September 30, 1998. The graph assumes that $10,000 was invested on September 30, 1992, in the Common Stock and in each of the above-mentioned indices and that all dividends were reinvested. The total returns for the 31 companies (of which the Company is one) included in the Edward Jones Natural Gas Distribution Index have been weighted by their respective market capitalizations.

       CASCADE NATURAL GAS CORPORATION, S&P 500 INDEX, S&P UTILITY INDEX,
                AND EDWARD JONES NATURAL GAS DISTRIBUTION INDEX
                             (DIVIDENDS REINVESTED)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                EDWARD JONES

            Cascade Natural         Natural Gas
            Gas Corporation  Distribution Index    S&P 500 Index  S&P Utility Index
9/93                $10,000             $10,000          $10,000            $10,000
9/94                 $8,303              $8,711          $10,308             $8,687
9/95                $10,984             $11,197          $12,781            $12,756
9/96                $11,617             $12,006          $12,032            $10,748
9/97                $10,846             $11,712          $14,042            $11,436
9/98                $10,457             $11,247          $10,905            $13,000

               EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation paid to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for the periods indicated. The Company does not provide compensation in the form of bonuses or long term compensation.

                                                  YEARS OF        FISCAL                   OTHER ANNUAL        ALL OTHER
NAME AND PRINCIPAL POSITION                        SERVICE        YEAR(a)      SALARY     COMPENSATION(b)   COMPENSATION(c)
---------------------------------------------  ---------------  -----------  ----------  -----------------  ---------------
W. Brian Matsuyama...........................            11           1998   $  212,370      $   4,378        $     7,401
  Chairman, President                                                 1997      206,670          4,020              3,538
  and Chief Executive Officer                                         1996      152,085          4,402              3,538

Ralph E. Boyd................................            33           1998      193,579          8,801            103,985
  President and                                                       1997      165,480          2,698              6,535
  Chief Operating Officer                                             1996      121,770          2,669              3,564

Jon T. Stoltz................................            24           1998      120,960          5,200                  0
  Senior Vice President                                               1997      117,720          4,851                  0
  Regulatory & Consumer Affairs                                       1996       83,685          4,972                  0

O. LeRoy Beaudry.............................            36           1998      134,186          2,746            130,255
  Vice President                                                      1997      113,730          2,122              4,697
  Consumer & Public Affairs                                           1996       83,685          2,030              2,511

J.D. Wessling................................             4           1998      113,790          5,478              5,121
  Senior Vice President                                               1997      109,140          5,055              4,513
  Finance & Chief Financial Officer                                   1996       79,110          4,442              2,373

------------------------

(a) During 1996 the Company changed its fiscal year to a year ending September 30, 1996. Therefore, the fiscal 1996 compensation covers the nine month period January 1, 1996 to September 30, 1996. The period commencing January 1, 1996 and ending September 30, 1996 was the transition period for the change in fiscal year. For 1997 and 1998, compensation is for a 12-month period ending September 30.

(b) Amounts in this column represent personal use of company vehicle calculated per I.R.S. regulations.

(c) Amounts in this column represent the Company's matching contribution to the 401(k) Plan. For Mr. Boyd and Mr. Beaudry, also included are expenses accrued for fiscal 1998 relating to the early retirement program in the amounts of $95,954 and $124,217, respectively.

                                RETIREMENT PLAN

    Effective January 1, 1962, the Company adopted a noncontributory retirement plan for its employees. To be eligible for participation in the plan, an employee must have one year of service and be 21 years of age. Each participant's benefits are fully vested after 5 years of employment. The level of benefits is determined by a formula, described below, related to average monthly earnings over certain time periods and to years of service. Covered earnings are straight salary or hourly compensation, plus 75% of commissions or, for hourly employees, plus 30% of overtime pay. With respect to the executive officers named in the summary compensation table above, covered compensation levels are slightly less than, but at least 90% of, the amounts shown under "Salary" in such table. Benefits are not subject to reduction for social security or any other benefits. Accruals to the plan are computed on an actuarial basis and aggregated $1,720,000 for all participants for the fiscal year ended September 30, 1998.

    The amount of the monthly past service benefit under the plan is equal to 1.5% of the participant's average monthly earnings for the five-year period ended December 31, 1994, multiplied by the participant's years of service before 1995. The plan was amended in 1993 to increase the benefit for each year of future service after 1994 to 2% of monthly compensation in lieu of the previous 1.5%. The Company from time to time has updated the average monthly earnings used to compute the benefit, and the plan may be similarly amended in the future.

                 EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME PLAN

    Effective July 1, 1983, the Board of Directors adopted a plan to provide executive officers, including those listed in the summary compensation table above, with retirement, death and disability benefits supplementing the coverage payable under the Company's retirement plan. This plan was established to enable the Company to attract and retain highly competent persons in key executive positions. The supplemental plan is designed so that each participant will receive retirement plan payments, primary social security benefits and supplemental plan payments each year equal, in the aggregate, to 70% of the participant's highest annual salary during any of the five years preceding the participant's retirement. Accruals for the plan are computed on an actuarial basis and totaled $179,500 for the 1998 fiscal year.

    The plan also contains provisions for early retirement and total and permanent disability. The Board of Directors may approve early retirement under the plan without the normally required reduction in the amount of the supplemental benefit. Participants whose age and number of years of service, when added together, equal at least 90 are automatically eligible for early retirement benefits without reduction.

    If a participant dies before receiving 120 monthly payments from the plan, the participant's designated beneficiaries will receive the remaining balance of the 120 payments. The monthly payment is the amount the participant was receiving or was entitled to receive before death, or, if the participant was employed by the Company at death and the result would be larger, a monthly amount ranging from $4,000 to $12,000, depending on the officer. This monthly death benefit is reduced by any monthly benefit payable to the participant's surviving spouse. The surviving spouse is entitled to a monthly benefit for life equal to one-half the benefit to which the participant was entitled before death.

    Newly eligible employees participate in the plan on the first of the month after they become eligible. The Plan determines vesting based on years of participation that are measured from the date an employee becomes a participant, and provides for partial vesting on a stepped basis, with full vesting based on age and years of employment. An executive becomes fully vested when he or she reaches age 55 and has completed five years of participation under the plan or seventeen years of employment with the Company, upon death, or a change in control of the Company (as defined). The Plan also provides for severance benefits that would otherwise be payable under the employment agreements (described below) following a change in control of the Company.

    The Plan was revised in 1998 to provide an early retirement incentive to eligible employees who elected to participate and terminate employment by September 30, 1998. The incentive provided was that retirement benefits were calculated as if participants were 65 years of age. The total cost of the program was $369,000 and resulted in reducing salary expense by $390,000 per year.

    The following table illustrates the estimated combined annual benefits that would be received under the Company's Retirement Plan and the Executive Supplemental Retirement Income Plan for the executives named in the Summary Compensation Table above assuming that annual salaries increase at the annual rate of 5% until retirement and that they retire at age 65. Amounts shown have been reduced by the estimated amount of social security benefits.

                                                                                 ESTIMATED COMBINED
NAME                                                               PRESENT AGE     ANNUAL BENEFIT
----------------------------------------------------------------  -------------  -------------------
W. Brian Matsuyama..............................................           52        $   254,000
Ralph E. Boyd(1)................................................           61        $   123,000
Jon T. Stoltz...................................................           52        $   139,000
O. LeRoy Beaudry(1).............................................           60        $    88,000
J. D. Wessling..................................................           55        $   108,000

------------------------

(1) Actual annual combined benefits for Messrs. Boyd and Beaudry including amounts received from the early retirement incentive plan are $95,280 and $61,450 respectively.

                             EMPLOYMENT AGREEMENTS

    The Company has employment agreements with seven of the Company's executive officers, including the persons named in the summary compensation table above other than Messrs. Boyd and Beaudry. The purpose of the agreements is to assure that key management personnel will continue to function effectively and without distraction if uncertainties regarding the future control of the Company should arise. Upon a change in control of the Company or during the pendency of certain offers for a change in control, as these terms are defined in the agreements, each such officer is entitled to receive the severance benefits described below if the Company terminates the officer's employment other than for cause as defined in the agreements. In addition, for a period of three years after a change in control of the Company, the officer shall be entitled to receive severance benefits if the Company terminates the officer's employment other than for cause or if the officer terminates his or her employment with good reason. The payments on severance are equal to three times the officer's base salary and incentive compensation at the time the change in control occurs, but are reduced to the extent required to avoid subjecting the payments to penalty taxes on parachute payments. In addition, the employee is entitled to continue to participate in health, life, and disability plans in which the officer could participate when employment terminated. The entitlement to severance payments terminates upon the vesting of the officer's benefits under the Executive Supplemental Retirement Income Plan. As a result of changes made in 1996 to the Executive Supplemental Retirement Income Plan regarding vesting, severance payments will be made under the plan, rather than under the employment agreements.

    Each agreement is automatically extended one year on December 31 of each year unless by 30 days' notice prior to year-end either party elects not to extend the term. The term of the agreements is extended automatically for a period of three years upon a change in control of the Company. Notwithstanding the foregoing, each agreement terminates if the employment of the officer who is a party is terminated before a change in control occurs and while there is no offer pending for a change in control.

                           SUPPLEMENTAL BENEFIT TRUST

    Although not obligated to do so, the Company established a trust to fund some of the benefits which may be payable under the Executive Supplemental Retirement Income Plan. The trust also funds severance benefits which may be payable under the above described employment agreements with certain executives. The Company has contributed to the trust life insurance policies on the lives of participants. If the assumptions as to mortality experience, interest and policy dividends are correct, the Company will recapture the premiums and net cost of benefits paid under the supplemental plan through operation of the insurance contracts.

    The Company is obligated to pay any benefits not paid out of the trust. In the event of certain circumstances, including a change in control, as defined, the Company may be obligated to fund the trust with additional amounts for some or all of the following purposes: to permit payment of benefits from the supplemental plan and the employment agreements due in the following 12 months, to fund separate subtrusts for legal expenses (including certain legal expenses to require the Company to make required contributions to the trust), and to permit payment of insurance premiums and policy loan interest.

                             DIRECTOR COMPENSATION

    For the fiscal year ended September 30, 1998, the Company paid each non-employee director an annual stipend of $5,000 as well as a fee of $500 for each Board or Committee meeting attended, except that the Committee fee was $250 if the meeting was held on the same day as a Board meeting. Employee directors receive no additional compensation for serving as directors. Each non-employee director was also entitled to receive 300 shares of the Company's common stock for service in fiscal 1998 pursuant to the 1991 Director Stock Award Plan. Pursuant to the plan, each non-employee director may elect to defer receipt of his or her shares until he or she is no longer a member of the Board of Directors; Mr. Ederer so elected for 1998. Pursuant to a policy adopted by the Board of Directors in 1995, each non-employee director used his or her annual stipend to purchase the Company's common stock.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1998, Messrs. Burnham, Ederer and Ragen and Mrs. Williams served on the Nominating and Compensation Committee.

    Carl Burnham, Jr., a director, is a partner in the law firm of Yturri, Rose, Burnham, Bentz & Helfrich, one of the Company's Oregon counsel, which firm received $1,090 in 1998 for legal services to the Company.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Company has selected the firm of Deloitte & Touche LLP as its principal independent public accountant for the current year. Deloitte & Touche LLP and its predecessor Touche Ross & Co. has served as the Company's principal independent accountant since 1953. It is anticipated that representatives of Deloitte & Touche LLP will be present at the annual meeting. They will be afforded an opportunity to make a statement if they desire to do so and will be available to respond to questions from the Shareholders.

                            SOLICITATION OF PROXIES

    The solicitation of proxies will be principally by use of the mails. In following up the original mail solicitation, the Company will arrange with banks, brokerage houses, and other custodians, nominees and fiduciaries, to forward copies of the proxy, proxy statement and annual report to persons for whom they hold stock of the Company and to request authority for the execution of proxies. In such cases, the Company will reimburse such banks, brokerage houses, custodians, nominees and fiduciaries for their expenses incurred in connection therewith. The entire cost of soliciting proxies will be borne by the Company. The Company may also use its regular employees to solicit proxies from Shareholders either personally or by telephone or letter without additional compensation.

                                 ANNUAL REPORT

    The Company's annual report for the fiscal year ended September 30, 1998 is enclosed. The report presents information for fiscal years 1998 and 1997 as well as the nine-month transition period ended September 30, 1996.

                             SHAREHOLDER PROPOSALS

    Proposals of Shareholders must be received by the Company by August 17, 1999, in order to be included in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting of Shareholders. Such proposals must also comply with the requirements of the Securities and Exchange Commission relating to proposals of security holders.

    The persons named as proxies for the 2000 Annual Meeting of Shareholders will have discretionary authority to vote on any matter presented by a shareholder for action at such meeting unless the Company receives notice of the matter by October 31, 1999, in which case such persons will not have discretionary voting authority except as provided in the rules of the Securities and Exchange Commission.

                                 OTHER MATTERS

    The Company does not know of any matters to come before the meeting, other than those set forth in the proxy statement. If any further business is presented to the meeting, the holders of the proxies solicited hereby will vote on behalf of the Shareholders they represent in their discretion.

                                          By Order of the Board of Directors

                                          LARRY C. ROSOK
                                          CORPORATE SECRETARY

Seattle, Washington
December 2, 1998

CASCADE NATURAL GAS CORPORATION
222 Fairview Avenue North
Seattle, Washington 98109

                                CASCADE NATURAL GAS
                                    CORPORATION

                             1998 STOCK INCENTIVE PLAN


                             Effective November 9, 1998

                          CASCADE NATURAL GAS CORPORATION
                             1998 STOCK INCENTIVE PLAN

                                     ARTICLE 1
                             ESTABLISHMENT AND PURPOSE

     1.1 ESTABLISHMENT. CASCADE NATURAL GAS CORPORATION ("Corporation") hereby establishes the Cascade Natural Gas Corporation 1998 Stock Incentive Plan (the "Plan") effective November 9, 1998, subject to shareholder approval as provided in Article 12.

     1.2 PURPOSE. The purpose of the Plan is to promote and advance the interests of shareholders by enabling Corporation to attract, retain, and reward key employees of Corporation and its subsidiaries. It is also intended to strengthen the mutuality of interests between employees and Corporation's shareholders. The Plan is designed to serve these purposes by offering stock options and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of Corporation and increasing shareholder value.

                                     ARTICLE 2
                                    DEFINITIONS

     2.1 DEFINED TERMS. For purposes of the Plan, the following terms will have the meanings set forth below:

          "AWARD" means an award or grant made to a Participant of Options, Stock Appreciation Rights, Restricted Awards, Performance Awards, or Other Stock-Based Awards pursuant to the Plan.

          "AWARD AGREEMENT" means an agreement as described in Section 6.4.

          "BOARD" means the Board of Directors of Corporation.

          "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

          "COMMITTEE" means the Nominating and Compensation Committee of the Board.

          "COMMON STOCK" means the $1.00 par value common stock of Corporation or any security of Corporation issued in substitution, exchange, or lieu of such common stock.

           "CONTINUING RESTRICTION" means a Restriction contained in Sections 6.5(h), 6.8, and 11.4 of the Plan and any other Restrictions expressly designated by the Committee in an Award Agreement as a Continuing Restriction.

          "CORPORATION" means Cascade Natural Gas Corporation, a Washington corporation, or any successor corporation.

          "DEFERRED COMPENSATION OPTION" means a Nonqualified Option granted in lieu of a specified amount of other compensation pursuant to Section 13.8 in Exhibit A of the Plan.

          "DISABILITY" means the condition of being permanently "disabled" within the meaning of Section 22(e)(3) of the Code, namely being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. However, the Committee may change the foregoing definition of "Disability" or may adopt a different definition for purposes of specific Awards.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute. Where the context so requires, any reference to a particular section of the Exchange Act, or to any rule promulgated under the Exchange Act, will be construed to refer to successor provisions to such section or rule.

          "FAIR MARKET VALUE" means on any given date, the fair market value per share of the Common Stock determined as follows:

          (a) If the Common Stock is traded on an established securities exchange, the mean between the reported high and low sale prices of Common Stock as reported for such day by the principal exchange on which Common Stock is traded (as determined by the Committee) or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded;

          (b) If there is no market for Common Stock or if trading activities for Common Stock are not reported in the manner described above, the fair market value will be as determined by the Committee.

          "INCENTIVE STOCK OPTION" or "ISO" means any Option granted pursuant to the Plan that is intended to be and is specifically designated in its Award Agreement as an "incentive stock option" within the meaning of
     Section 422 of the Code.

           "NONQUALIFIED OPTION" or "NQO" means any Option, including a Deferred Compensation Option, granted pursuant to the Plan that is not an Incentive Stock Option.

          "OPTION" means an ISO or an NQO (including a Deferred Compensation Option).

          "OTHER STOCK-BASED AWARD" means an Award as defined in Section 17.1 in Exhibit E.

          "PARTICIPANT" means an employee of Corporation or a Subsidiary, who is granted an Award under the Plan.

          "PERFORMANCE AWARD" means an Award granted pursuant to the provisions of Exhibit D of the Plan, the Vesting of which is contingent on performance attainment.

          "PERFORMANCE CYCLE" means a designated performance period pursuant to the provisions of Section 16.3 in Exhibit D of the Plan.

          "PERFORMANCE GOAL" means a designated performance objective pursuant to the provisions of Section 16.4 in Exhibit D of the Plan.

          "PLAN" means this Cascade Natural Gas Corporation 1998 Stock Incentive Plan, as set forth in this Plan document and as it may be amended and from time to time.

          "REPORTING PERSON" means a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

          "RESTRICTED AWARD" means a Restricted Share or a Restricted Unit granted pursuant to Exhibit C of the Plan.

          "RESTRICTED SHARE" means an Award described in Section 15.1(a) in Exhibit C of the Plan.

          "RESTRICTED UNIT" means an Award of units representing Shares described in Section 15.1(b) in Exhibit C of the Plan.

          "RESTRICTION" means a provision in the Plan or in an Award Agreement which limits the exercisability or transferability, or which governs the forfeiture, of an Award or the Shares, cash, or other property payable pursuant to an Award.

          "RETIREMENT" means retirement from active employment with Corporation and its Subsidiaries on or after age 65, or such earlier retirement date as approved by the Committee for purposes of the Plan. However, the Committee may change the foregoing definition of "Retirement" or may adopt a different definition for purposes of specific Awards.

          "SHARE" means a share of Common Stock.

          "STOCK APPRECIATION RIGHT" or "SAR" means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Exhibit B of the Plan.

          "SUBSIDIARY" means a "subsidiary corporation" of Corporation, within the meaning of Section 425 of the Code, namely any corporation in which Corporation directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

          "VEST" or "VESTED" means:

          (a) In the case of an Award that requires exercise, to be or to become immediately and fully exercisable and free of all Restrictions (other than Continuing Restrictions);

          (b) In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions);

          (c) In the case of an Award that is required to be earned by attaining specified Performance Goals, to be or to become earned and nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions); or

          (d) In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, exercise, or option, to be or to become immediately payable and free of all Restrictions (except Continuing Restrictions).

     2.2 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine or feminine terminology used in the Plan will also include the opposite gender; and the definition of any term in Section 2.1 in the singular will also include the plural, and vice versa.

                                     ARTICLE 3
                                   ADMINISTRATION

     3.1  GENERAL.  The Plan will be administered by the Committee.

     3.2 AUTHORITY OF THE COMMITTEE. The Committee has full power and authority (subject to such orders or resolutions as may be issued or adopted from time to time by the Board) to administer the Plan in its sole discretion, including the authority to:

          (a)  Construe and interpret the Plan and any Award Agreement;

          (b) Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan;

          (c)  Select the Participants who will be granted Awards;

          (d) Determine the number and types of Awards to be granted to each such Participant;

          (e) Determine the number of Shares, or Share equivalents, to be subject to each Award;

          (f) Determine the option price, purchase price, base price, or similar feature for any Award; and

          (g) Determine all the terms and conditions of all Award Agreements, consistent with the requirements of the Plan.

     Decisions of the Committee, or any delegate as permitted by the Plan, will be final, conclusive, and binding on all Participants.

     3.3 ACTION BY THE COMMITTEE. A majority of the members of the Committee will constitute a quorum for the transaction of business. Action approved by a majority of the members present at any meeting at which a quorum is present, or action in writing by a majority of the members of the Committee, will be the valid acts of the Committee.

     3.4 DELEGATION. Notwithstanding the foregoing, the Committee may delegate to one or more officers of Corporation the authority to determine the recipients, types, amounts, and terms of Awards granted to Participants who are not Reporting Persons.

     3.5 LIABILITY OF BOARD AND COMMITTEE MEMBERS. No member either of the Board or the Committee will be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant.

     3.6 COSTS OF PLAN. The costs and expenses of administering the Plan will be borne by Corporation.

                                     ARTICLE 4
                DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN

     4.1 DURATION OF THE PLAN. The Plan is effective November 9, 1998, subject to approval by Corporation's shareholders as provided in Article 12. The Plan will remain in effect until Awards have been granted covering all the available Shares or the Plan is otherwise terminated by the Board. Termination of the Plan will not affect outstanding Awards.

     4.2 SHARES SUBJECT TO THE PLAN. The shares which may be made subject to Awards under the Plan are Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares. No fractional Shares may be issued under the Plan. Subject to adjustment pursuant to Article 9, the maximum number of Shares for which Awards may be granted under the Plan is 150,000. If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested or exercised by a Participant or is settled in cash in lieu of Shares or is exchanged for other Awards, all Shares covered by such Awards will be made available for future Awards under the Plan.

                                     ARTICLE 5
                                    ELIGIBILITY

     Officers and other key employees of Corporation and its Subsidiaries (including employees who may also be directors of Corporation or a Subsidiary) who, in the Committee's judgment, are or will be contributors to the long-term success of Corporation will be eligible to receive Awards under the Plan.

                                     ARTICLE 6
                                       AWARDS

     6.1 TYPES OF AWARDS. The types of Awards that may be granted under the Plan are:

          (a)  Options governed by Exhibit A of the Plan;

          (b)  Stock Appreciation Rights governed by Exhibit B of the Plan;

          (c)  Restricted Awards governed by Exhibit C of the Plan;

          (d)  Performance Awards governed by Exhibit D of the Plan; and

          (e) Other Stock-Based Awards or combination awards governed by Exhibit E of the Plan.

     In the discretion of the Committee, any Award may be granted alone, in addition to, or in tandem with other Awards under the Plan.

     6.2 GENERAL. Subject to the limitations of the Plan, the Committee may cause Corporation to grant Awards to such Participants, at such times, of such types, in such amounts, for such periods, with such option prices, purchase prices, or base prices, and subject to such terms, conditions, limitations, and restrictions as the Committee, in its discretion, deems appropriate. Awards may be granted as additional compensation to a Participant or in lieu of other compensation to such Participant. A Participant may receive more than one Award and more than one type of Award under the Plan.

     6.3 NONUNIFORM DETERMINATIONS. The Committee's determinations under the Plan or under one or more Award Agreements, including without limitation, (a) the selection of Participants to receive Awards, (b) the type, form, amount, and timing of Awards, (c) the terms of specific Award Agreements, and (d) elections and determinations made by the Committee with respect to exercise or payments of Awards, need not be uniform and may be made by the Committee selectively among Participants and Awards, whether or not Participants are similarly situated.

     6.4 AWARD AGREEMENTS. Each Award will be evidenced by a written Award Agreement between Corporation and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Committee.

     6.5 PROVISIONS GOVERNING ALL AWARDS. All Awards will be subject to the following provisions:

          (a) ALTERNATIVE AWARDS. If any Awards are designated in their Award Agreements as alternative to each other, the exercise of all or part of one Award automatically will cause an immediate equal (or pro rata) corresponding termination of the alternative Award or Awards.

          (b) RIGHTS AS SHAREHOLDERS. No Participant will have any rights of a shareholder with respect to Shares subject to an Award until such Shares are issued in the name of the Participant.

          (c) EMPLOYMENT RIGHTS. Neither the adoption of the Plan, the granting of any Award, nor the entering into any Award Agreement will confer on any person the right to continued employment with Corporation or any Subsidiary, as the case may be, nor will it interfere in any way with the right of Corporation or a Subsidiary to terminate such person's employment at any time for any reason, with or without cause.

          (d) RESTRICTION ON TRANSFER. Unless otherwise expressly provided in an individual Award Agreement, each Award (other than Restricted Shares after they Vest) will not be transferable otherwise than by will or the laws of descent and distribution and will be exercisable (if exercise is required), during the lifetime of the Participant, only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant's guardian or legal representative. Notwithstanding the foregoing, the Committee, in its discretion, may provide in any Award Agreement that the Award:

               -    May be fully transferred;

               - May be freely transferred to a class of transferees specified in the Award Agreement; or

               - May be transferred, but only subject to any terms and conditions specified in the Award Agreement (including, without limitation, a condition that an Award may only be transferred without payment of consideration).

     Furthermore, notwithstanding the foregoing, any Award may be surrendered to Corporation pursuant to Section 6.5(h) in connection with the payment of the purchase or option price of another Award or the payment of the Participant's federal, state, or local tax, or tax withholding obligation with respect to the exercise or payment of another Award.

          (e) TERMINATION OF EMPLOYMENT. The terms and conditions under which an Award may be exercised, if at all, after a Participant's termination of employment will be determined by the Committee and specified in the applicable Award Agreement.

          (f) CHANGE IN CONTROL. The Committee, in its discretion, may provide in any Award Agreement that in the event of a change in control of Corporation (as the Committee may define such term in the Award Agreement), as of the date of such change in control (or as of a specified event following a change in control):

               (i) All, or a specified portion of, Awards requiring exercise will become fully and immediately exercisable, notwithstanding any other limitations on exercise;

               (ii) All, or a specified portion of, Awards subject to Restrictions will become fully Vested; and

               (iii) All, or a specified portion of, Awards subject to Performance Goals will be deemed to have been fully earned.

          Unless the Committee specifically provides otherwise in the change in control provision for a specific Award Agreement, Awards will become exercisable, become Vested, or become earned as of a change in control date (or as of a specified event following a change in control) only if, or to the extent, such acceleration in the exercisability, Vesting, or becoming earned of the Awards does not result in an "excess parachute payment" within the meaning of Section 280G(b) of the Code. The Committee, in its discretion, may include change in control provisions in some Award Agreements and not in others, may include different change in control provisions in different Award Agreements, and may include change in control provisions for some Awards or some Participants and not for others.

          (g) CONDITIONING OR ACCELERATING BENEFITS. The Committee, in its discretion, may include in any Award Agreement a provision conditioning or accelerating the Vesting of an Award or the receipt of benefits pursuant to an Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events including, without limitation, a change in control of Corporation (subject to the foregoing paragraph (f)), a sale of all or substantially all the property and assets of Corporation, or an event of the type described in Article 9 of this Plan. Furthermore, whether or not specified in any Award Agreement (unless an Award Agreement expressly provides otherwise), the Committee may at any time, in its discretion, accelerate the Vesting of any or all Awards.

          (h) PAYMENT OF PURCHASE PRICE AND WITHHOLDING. The Committee, in its discretion, may include in any Award Agreement a provision permitting the Participant to pay the purchase or option price, if any, for the Shares or other property issuable pursuant to the Award, the Participant's federal, state, or local tax, or tax withholding, obligation with respect to such issuance, or both, in whole or in part by any one or more of the following:

               (i) By delivering previously owned Shares (including Restricted Shares, whether or not vested);

               (ii) By surrendering outstanding other Vested Awards under the Plan denominated in Shares or in Share equivalent units;

               (iii) By reducing the number of Shares or other property otherwise Vested and issuable pursuant to the Award;

               (iv) By delivering to Corporation a promissory note payable on such terms and over such period as the Committee will determine; By delivery (in a form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee:

                     (A) To sell Shares subject to the Option and to deliver all or a part of the sales proceeds to Corporation in payment of all or a part of the option price and taxes or withholding taxes attributable to the issuance; or

                     (B) To pledge Shares subject to the Option to the broker as security for a loan and to deliver all or a part of the loan proceeds to Corporation in payment of all or a part of the option price and taxes or withholding taxes attributable to the issuance; or

               (v) In any combination of the foregoing or in any other form approved by the Committee.

          If Restricted Shares are surrendered in full or partial payment of the purchase or option price of Shares issuable under an Award, a corresponding number of the Shares issued upon exercise of the Award will be Restricted Shares subject to the same Restrictions as the surrendered Restricted Shares. Shares withheld or surrendered as described above will be valued based on their Fair Market Value on the date of the transaction. Any Shares withheld or surrendered with respect to a Reporting Person will be subject to such additional conditions and limitations as the Committee may impose to comply with the requirements of the Exchange Act.

          (i) REPORTING PERSONS. With respect to all Awards granted to Reporting Persons:

               (i) Awards requiring exercise will not be exercisable until at least six months after the date the Award was granted, except in the case of the death or Disability of the Participant; and

               (ii) Shares issued pursuant to any other Award may not be sold by the Participant for at least six months after acquisition, except in the case of the death or Disability of the Participant;

     provided, however, that (unless an Award Agreement provides otherwise) the limitation of this Section 6.5(i) will apply only if or to the extent required by Rule 16b-3 under the Exchange Act. Award Agreements for Awards to Reporting Persons will also comply with any future restrictions imposed by such Rule 16b-3.

          (j) SERVICE PERIODS. At the time of granting Awards, the Committee may specify, by resolution or in the Award Agreement, the period or periods of service performed or to be performed by the Participant in connection with the grant of the Award.

          (k) FORM OF PAYMENT UPON SETTLEMENT OF AWARDS. Payment to a Participant upon settlement of an Award may be in Shares, cash (either in a lump sum or in installment payments, with or without interest, over a period specified in the Award Agreement), by issuance of a Deferred Compensation Option, or in any combination of the above, or in any other form the Committee determines.

     6.6 TAX WITHHOLDING. Corporation will have the right to deduct from any settlement of any Award under the Plan, including the delivery or vesting of Shares, any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of Corporation to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan must make arrangements satisfactory to Corporation for the satisfaction of any such withholding tax obligations. Corporation will not be required to make any such payment or distribution under the Plan until such obligations are satisfied.

     6.7 ANNULMENT OF AWARDS. Any Award Agreement may, in the Committee's discretion, provide that the grant of an Award payable in cash is revocable until cash is paid in settlement of the Award or that grant of an Award payable in Shares is revocable until the Participant becomes entitled to the certificate in settlement of the Award. In the event the employment of a Participant is terminated for cause (as defined below), any Award which is revocable will be annulled as of the date of such termination for cause. For the purpose of this
Section 6.7, the term "for cause" will have the meaning set forth in the Participant's employment agreement, if any, or otherwise means any discharge (or removal) for material or flagrant violation of the policies and procedures of Corporation or for other job performance or conduct which is detrimental to the best interests of Corporation, as determined by the Committee.

     6.8 ENGAGING IN COMPETITION WITH THE CORPORATION. Any Award Agreement may, in the Committee's discretion, provide that if a Participant terminates employment with Corporation or a Subsidiary for any reason whatsoever, and within a period of time (as specified in the Award Agreement) after the date of such termination accepts employment with any competitor of (or otherwise engages in competition with) Corporation, the Committee, in its sole discretion, may require such Participant to return to Corporation the economic value of any Award that was realized or obtained (measured at the date of exercise, Vesting, or payment) by such Participant at any time during the period beginning on the date that is six months prior to the date of such Participant's termination of employment with Corporation.

                                     ARTICLE 7
                                 DEFERRAL ELECTIONS

     The Committee may permit a Participant to elect to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise, earn out, or Vesting of an Award made under the Plan. If any such election is permitted, the Committee will establish rules and procedures for such payment deferrals, including, but not limited to:
(a) payment or crediting of reasonable interest or other growth or earnings factor on such deferred amounts credited in cash, (b) the payment or crediting of dividend equivalents in respect of deferrals credited in Share equivalent units, or (c) granting of Deferred Compensation Options.

                                     ARTICLE 8
                                DIVIDEND EQUIVALENTS

     Any Awards may, at the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the Shares covered by such Award, had such covered Shares been issued and outstanding on such dividend record date. The Committee will establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment, and payment contingencies of such dividend equivalents, as it deems appropriate or necessary.

                                     ARTICLE 9
                  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

     9.1 PLAN DOES NOT RESTRICT CORPORATION. The existence of the Plan and the Awards granted under the Plan do not affect or restrict in any way the right or power of the Board or the shareholders of Corporation to make or authorize any adjustment, recapitalization, reorganization, or other change in Corporation's capital structure or its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Corporation's capital stock or the rights thereof, the dissolution or liquidation of Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

     9.2  ADJUSTMENTS BY THE COMMITTEE.   In the event of any change in
capitalization affecting the Common Stock of Corporation, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such change, will be made with respect to the aggregate number of Shares for which Awards may be granted under the Plan, the maximum number of Shares which may be sold or awarded to any Participant, the number of Shares covered by each outstanding Award, and the base price or purchase price per Share in respect of outstanding Awards. The Committee may also make such adjustments in the number of Shares covered by, and price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends), of Corporation assets to shareholders.

                                     ARTICLE 10
                             AMENDMENT AND TERMINATION

     The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time, provided no amendment may be made without shareholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange or over the counter stock trading system.

                                     ARTICLE 11
                                   MISCELLANEOUS

     11.1 UNFUNDED PLAN. The Plan is unfunded and Corporation will not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of Corporation to any person with respect to any Award under the Plan will be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of Corporation will be deemed to be secured by any pledge of or other encumbrance on any property of Corporation.

     11.2 PAYMENTS TO TRUST. The Committee is authorized (but not obligated) to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

     11.3 OTHER CORPORATION BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to the Plan will not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state or country and will not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by Corporation or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards, or payments under any other Corporation or Subsidiary plans, arrangements, or programs. The Plan notwithstanding, Corporation or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain, and reward employees for their service with Corporation and its Subsidiaries.

     11.4 SECURITIES LAW RESTRICTIONS. No Shares may be issued under the Plan unless counsel for Corporation is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     11.5 GOVERNING LAW. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the state of Washington.

                                     ARTICLE 12
                                SHAREHOLDER APPROVAL

     The adoption of the Plan and the grant of Awards under the Plan are expressly subject to the approval of the Plan by the affirmative vote of at least a majority of Corporation's shareholders present in person or represented by proxy and entitled to vote at Corporation's 1999 annual meeting of shareholder.

                                     EXHIBIT A
                                      OPTIONS

     13.1 TYPES OF OPTIONS. Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Options (including Deferred Compensation Options). The grant of each Option and the Award Agreement governing each Option will identify the Option as an ISO or an NQO. In the event the Code is amended to provide for tax-favored forms of stock options other than or in addition to Incentive Stock Options, the Committee may grant Options under the Plan meeting the requirements of such forms of options.

     13.2 GENERAL. Options will be subject to the terms and conditions set forth in Article 6 and this Exhibit A and Award Agreements governing Options may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee will deem desirable.

     13.3 OPTION PRICE. Each Award Agreement for Options will state the option exercise price per Share of Common Stock purchasable under the Option, which may not be less than:

          (a)  $1.00 per share in the case of a Deferred Compensation Option;

          (b) 100 percent of the Fair Market Value of a Share on the date of grant for all other Nonqualified Options; or

          (c) 100 percent of the Fair Market Value of a Share on the date of grant for all Incentive Stock Options.

     13.4 OPTION TERM. The Award Agreement for each Option will specify the term of each Option, which may be unlimited or may have a specified period during which the Option may be exercised, as determined by the Committee.

     13.5 TIME OF EXERCISE. The Award Agreement for each Option will specify, as determined by the Committee:

          (a) The time or times when the Option becomes exercisable and whether the Option becomes exercisable in full or in graduated amounts based on:
     (i) continuation of employment over a period specified in the Award Agreement, (ii) satisfaction of performance goals or criteria specified in the Award Agreement, or (iii) a combination of continuation of employment and satisfaction of performance goals or criteria;

          (b) Such other terms, conditions, and restrictions as to when the Option may be exercised as determined by the Committee; and

          (c) The extent, if any, that the Option will remain exercisable after the Participant ceases to be an employee of Corporation or a Subsidiary.

     An Award Agreement for an Option may, in the discretion of the Committee, provide whether, and to what extent, the time when an Option becomes exercisable will be accelerated or otherwise modified (i) in the event of the death, Disability, or Retirement of the Participant, or

(ii) upon the occurrence of a change in control of Corporation. The Committee may, at any time in its discretion, accelerate the time when all or any portion of an outstanding Option becomes exercisable.

     13.6 SPECIAL RULES FOR INCENTIVE STOCK OPTIONS. In the case of an Option designated as an Incentive Stock Option, the terms of the Option and the Award Agreement will conform with the statutory and regulatory requirements specified pursuant to Section 422 of the Code, as in effect on the date such ISO is granted. ISOs may be granted only to employees of Corporation or a Subsidiary. ISOs may not be granted under the Plan after ten years following the date specified in Section 4.1, unless the ten-year limitation of Section 422(b)(2) of the Code is removed or extended.

     13.7 RESTRICTED SHARES. In the discretion of the Committee, the Shares issuable upon exercise of an Option may be Restricted Shares if so provided in the Award Agreement for the Option.

     13.8 DEFERRED COMPENSATION OPTIONS. The Committee may, in its discretion, grant Deferred Compensation Options with an option price less than Fair Market Value to provide a means for deferral to future dates of compensation otherwise payable to a Participant. The option price will be determined by the Committee subject to Section 13.3(a) in this Exhibit A of the Plan. The number of Shares subject to a Deferred Compensation Option will be determined by the Committee, in its discretion, by dividing the amount of compensation to be deferred by the difference between the Fair Market Value of a Share on the date of grant and the option price of the Deferred Compensation Option. Amounts of compensation deferred with Deferred Compensation Options may include amounts payable under Awards granted under the Plan or under any other compensation program or arrangement of Corporation as permitted by the Committee. The Committee may grant Deferred Compensation Options only if it reasonably determines that the recipient of such an Option is not likely to be deemed to be in constructive receipt for income tax purposes of the income being deferred.

     13.9 RELOAD OPTIONS. The Committee, in its discretion, may provide in an Award Agreement for an Option that in the event all or a portion of the Option is exercised by the Participant using previously acquired Shares, the Participant will automatically be granted (subject to the available pool of Shares subject to grants of Awards as specified in Section 4.2 of the Plan) a replacement Option (with an option price equal to the Fair Market Value of a Share on the date of such exercise) for a number of Shares equal to (or equal to a portion specified in the original Award Agreement of) the number of shares surrendered upon exercise of the Option. Such reload Option features may be subject to such terms and conditions as the Committee determines, including without limitation, a condition that the Participant retain the Shares issued upon exercise of the Option for a specified period of time.

                                     EXHIBIT B
                             STOCK APPRECIATION RIGHTS

     14.1 GENERAL. Stock Appreciation Rights will be subject to the terms and conditions set forth in Article 6 and this Exhibit B and Award Agreements governing Stock Appreciation Rights may contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee deems desirable.

     14.2 NATURE OF STOCK APPRECIATION RIGHT. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to the excess (or, if the Committee so specifies in the Award Agreement, a portion of the excess) of the Fair Market Value of a Share of Common Stock on the date of exercise of the SAR over the base price, as described below, on the date of grant of the SAR, multiplied by the number of Shares with respect to which the SAR will have been exercised. The base price will be designated by the Committee in the Award Agreement for the SAR and may be the Fair Market Value of a Share on the grant date of the SAR or such other higher or lower price as the Committee determines.

     14.3 EXERCISE. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee. The Committee may also provide that a SAR will be automatically exercised on one or more specified dates or upon the satisfaction of one or more specified conditions. In the case of SARs granted to Reporting Persons, exercise of the SAR will be limited by the Committee to the extent required to comply with the applicable requirements of Rule 16b-3 under the Exchange Act.

                                     EXHIBIT C
                                 RESTRICTED AWARDS

     15.1 TYPES OF RESTRICTED AWARDS. Restricted Awards granted under the Plan may be in the form of either Restricted Shares or Restricted Units.

          (a) NATURE OF RESTRICTED SHARES. A Restricted Share is an Award of Shares transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, or other disposition of such Restricted Shares and may include a requirement that the Participant forfeit such Restricted Shares back to Corporation upon termination of Participant's employment for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Shares. Each Participant receiving a Restricted Share will be issued a stock certificate in respect of such Shares, registered in the name of such Participant, and will be required to execute a stock power in blank with respect to the Shares evidenced by such certificate. The certificate evidencing such Restricted Shares and the stock power will be held in custody by Corporation until the Restrictions on those Shares have lapsed.

          (b) NATURE OF RESTRICTED UNITS. A Restricted Unit is an Award of units (with each unit having a value equivalent to one Share) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, and may include a requirement that the Participant forfeit such Restricted Units upon termination of Participant's employment for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Units.

     15.2 GENERAL. Restricted Awards will be subject to the terms and conditions of Article 6 and this Exhibit C and Award Agreements governing Restricted Awards may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

     15.3 RESTRICTION PERIOD. Award Agreements for Restricted Awards will provide that Restricted Awards, and the Shares subject to Restricted Awards, may not be transferred, and may provide that, in order for a Participant to Vest in such Restricted Awards, the Participant must remain in the employment of Corporation or its Subsidiaries, subject to relief for reasons specified in the Award Agreement, for a period commencing on the grant date of the Award and ending on such later date or dates as the Committee designates in the Award Agreement (the "Restriction Period"). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of Shares received under or governed by a Restricted Award grant. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of Restrictions during the Restriction Period where the Restrictions lapse in installments) the Participant will be entitled to settlement of the Restricted Award or portion thereof, as the case may be. Although Restricted Awards will usually Vest based on continued employment and Performance Awards under Exhibit D will usually Vest based on attainment of Performance Goals, the Committee, in its discretion, may condition Vesting of Restricted Awards on attainment of Performance Goals as well as continued employment. In such case, the

Restriction Period for such a Restricted Award will include the period prior to satisfaction of the Performance Goals.

     15.4 FORFEITURE. If a Participant ceases to be an employee of Corporation or a Subsidiary during the Restriction Period for any reason other than reasons which may be specified in an Award Agreement (such as death, Disability, or Retirement) the Award Agreement may require that all non-Vested Restricted Awards previously granted to the Participant be forfeited and returned to Corporation.

     15.5 SETTLEMENT OF RESTRICTED AWARDS.

          (a) RESTRICTED SHARES. Upon Vesting of a Restricted Share Award, the legend on such Shares will be removed and the Participant's stock power will be returned and the Shares will no longer be Restricted Shares. The Committee may also, in its discretion, permit a Participant to receive, in lieu of unrestricted Shares at the conclusion of the Restriction Period, payment in any form described in Section 6.5(k).

          (b) RESTRICTED UNITS. Upon Vesting of a Restricted Unit Award, a Participant will be entitled to receive payment for Restricted Units in an amount equal to the aggregate Fair Market Value of the Shares covered by such Restricted Units at the expiration of the Applicable Restriction Period. Payment in settlement of a Restricted Unit in any form described in Section 6.5(k) will be made as soon as practicable following the conclusion of the applicable Restriction Period.

     15.6 RIGHTS AS A SHAREHOLDER. A Participant will have, with respect to unforfeited Shares received under a grant of Restricted Shares, all the rights of a shareholder of Corporation, including the right to vote the shares, and the right to receive any cash dividends. Stock dividends issued with respect to Restricted Shares will be treated as additional Shares covered by the grant of Restricted Shares and will be subject to the same Restrictions.

                                     EXHIBIT D
                                 PERFORMANCE AWARDS

     16.1 GENERAL. Performance Awards will be subject to the terms and conditions set forth in Article 6 and this Exhibit D and Award Agreements governing Performance Awards may contain such other terms and conditions not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

     16.2 NATURE OF PERFORMANCE AWARDS. A Performance Award is an Award of units (with each unit having a value equivalent to one Share) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit all or a portion of such Performance Award in the event specified performance criteria are not met within a designated period of time.

     16.3 PERFORMANCE CYCLES. For each Performance Award, the Committee will designate a performance period (the "Performance Cycle") with a duration to be determined by the Committee in its discretion within which specified Performance Goals are to be attained. There may be several Performance Cycles in existence at any one time and the duration of Performance Cycles may differ from each other.

     16.4 PERFORMANCE GOALS. The Committee will establish Performance Goals for each Performance Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. Performance Goals may be based on (i) performance criteria for Corporation, a Subsidiary, or an operating group, (ii) a Participant's individual performance, or (iii) a combination of both. Performance Goals may include objective and subjective criteria.

     16.5 DETERMINATION OF AWARDS. As soon as practicable after the end of a Performance Cycle, the Committee will determine the extent to which Performance Awards have been earned on the basis of performance in relation to the established Performance Goals. Settlement of earned Performance Awards will be made to the Participant as soon as practicable after the expiration of the Performance Cycle and the Committee's determination under Section 16.5 in this Exhibit D, in any form described in Section 6.5(k).

     16.6 PERFORMANCE GOALS FOR EXECUTIVE OFFICERS. The performance goals for Performance Awards granted to executive officers of Corporation may relate to corporate performance, business unit performance, or a combination of both.

          - Corporate performance goals will be based on financial performance goals related to the performance of Corporation as a whole and may include one or more measures related to earnings, profitability, efficiency, or return to stockholders such as earnings per share, operating profit, stock price, costs of production, or other measures.

          - Business unit performance goals will be based on a combination of financial goals and strategic goals related to the performance of an identified business unit for which a Participant has responsibility. Strategic goals for a business unit may include one or a combination of objective factors relating to success in implementing strategic plans or initiatives, introductory products, constructing facilities, or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more objective measures related to its revenues, earnings, profitability, efficiency, operating profit, costs of production, or other measures.

          - Any corporate or business unit goals may be expressed as absolute amounts or as ratios or percentages. Success may be measured against various standards, including budget targets, improvement over prior periods, and performance relative to other companies, business units, or industry groups.

                                     EXHIBIT E
                      OTHER STOCK BASED AND COMBINATION AWARDS

     17.1 OTHER STOCK-BASED AWARDS. The Committee may grant other Awards under the Plan pursuant to which Shares are or may in the future be acquired, or Awards denominated in or measured by Share equivalent units, including Awards valued using measures other than the market value of Shares. Other Stock-Based Awards are not restricted to any specified form or structure and may include, without limitation, Share purchase warrants, other rights to acquire Shares, and securities convertible into or redeemable for Shares. Such Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, any other type of Award granted under the Plan.

     17.2 COMBINATION AWARDS.   The Committee may also grant Awards under the
Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to, grants or rights under any other employee plan of Corporation, including the plan of any acquired entity. No action authorized by this Section will reduce the amount of any existing benefits or change the terms and conditions thereof without the Participant's consent.

                                  TABLE OF CONTENTS


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
ARTICLE 1      ESTABLISHMENT AND PURPOSE . . . . . . . . . . . . . . . . . . . . . .1

     1.1  Establishment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     1.2  Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE 2      DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     2.1  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     2.2  Gender and Number. . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

ARTICLE 3      ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .4

     3.1  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

     3.2  Authority of the Committee . . . . . . . . . . . . . . . . . . . . . . . .4

     3.3  Action by the Committee. . . . . . . . . . . . . . . . . . . . . . . . . .5

     3.4  Delegation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

     3.5  Liability of Board and Committee Members . . . . . . . . . . . . . . . . .5

     3.6  Costs of Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

ARTICLE 4      DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN . . . . . . . . .5

     4.1  Duration of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . .5

     4.2  Shares Subject to the Plan . . . . . . . . . . . . . . . . . . . . . . . .5

ARTICLE 5      ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

ARTICLE 6      AWARDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

     6.1  Types of Awards. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

     6.2  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

     6.3  Nonuniform Determinations. . . . . . . . . . . . . . . . . . . . . . . . .6

     6.4  Award Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

     6.5  Provisions Governing All Awards. . . . . . . . . . . . . . . . . . . . . .6

     6.6  Tax Withholding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

     6.7  Annulment of Awards. . . . . . . . . . . . . . . . . . . . . . . . . . . 10

     6.8  Engaging in Competition With the Corporation . . . . . . . . . . . . . . 10


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                                  TABLE OF CONTENTS

                                     (CONTINUED)

                                                                                 PAGE
ARTICLE 7      DEFERRAL ELECTIONS. . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE 8      DIVIDEND EQUIVALENTS. . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE 9      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.. . . . . . . . . . 11

     9.1  Plan Does Not Restrict Corporation . . . . . . . . . . . . . . . . . . . 11

     9.2  Adjustments by the Committee . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE 10     AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE 11     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

     11.1 Unfunded Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

     11.2 Payments to Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

     11.3 Other Corporation Benefit and Compensation Programs. . . . . . . . . . . 12

     11.4 Securities Law Restrictions. . . . . . . . . . . . . . . . . . . . . . . 12

     11.5 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE 12     SHAREHOLDER APPROVAL. . . . . . . . . . . . . . . . . . . . . . . . 12

EXHIBIT A      OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     13.1 Types of Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     13.2 General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     13.3 Option Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     13.4 Option Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     13.5 Time of Exercise . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     13.6 Special Rules for Incentive Stock Options. . . . . . . . . . . . . . . . .2

     13.7 Restricted Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

     13.8 Deferred Compensation Options. . . . . . . . . . . . . . . . . . . . . . .2

     13.9 Reload Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

EXHIBIT B      STOCK APPRECIATION RIGHTS . . . . . . . . . . . . . . . . . . . . . .1

     14.1 General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     14.2 Nature of Stock Appreciation Right . . . . . . . . . . . . . . . . . . . .1

     14.3 Exercise . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

EXHIBIT C      RESTRICTED AWARDS . . . . . . . . . . . . . . . . . . . . . . . . . .1

     15.1 Types of Restricted Awards . . . . . . . . . . . . . . . . . . . . . . . .1

     15.2 General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1


                                  TABLE OF CONTENTS

                                     (CONTINUED)

                                                                                 PAGE
     15.3 Restriction Period . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     15.4 Forfeiture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

     15.5 Settlement of Restricted Awards. . . . . . . . . . . . . . . . . . . . . .2

     15.6 Rights as a Shareholder. . . . . . . . . . . . . . . . . . . . . . . . . .2

EXHIBIT D      PERFORMANCE AWARDS. . . . . . . . . . . . . . . . . . . . . . . . . .1

     16.1 General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     16.2 Nature of Performance Awards . . . . . . . . . . . . . . . . . . . . . . .1

     16.3 Performance Cycles . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     16.4 Performance Goals. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     16.5 Determination of Awards. . . . . . . . . . . . . . . . . . . . . . . . . .1

     16.6 Performance Goals for Executive Officers . . . . . . . . . . . . . . . . .1

EXHIBIT E      OTHER STOCK BASED AND COMBINATION AWARDS. . . . . . . . . . . . . . .1

     17.1 Other Stock-Based Awards . . . . . . . . . . . . . . . . . . . . . . . . .1

     17.2 Combination Awards . . . . . . . . . . . . . . . . . . . . . . . . . . . .1


                                                     W.B. MATSUYAMA
                                                     CHAIRMAN & CEO
                                             CASCADE NATURAL GAS CORPORATION


Dear Shareholders:

It is my pleasure to invite you to the 1999 Annual Meeting of Shareholders of Cascade Natural Gas Corporation. The meeting will be held at 1:30 p.m. on Thursday, January 28, 1999 at the offices of the Corporation, 230 Fairview Avenue North, Seattle, Washington. Limited parking is available at our 222 Fairview Avenue North building, next door to the meeting location.

A map is printed on the reverse side of this form to assist you in locating our office and the available parking areas.

The Notice of the meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes election of Directors, and any other business to properly come before the meeting.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in per-son, and regardless of the number of shares you own. To be sure your shares are represented, we urge you to complete and mail the attached proxy card as soon as possible.

                                                 Sincerely,

December 2, 1998

                                                 /s/ W. Brian Matsuyama

                                                 W. Brian Matsuyama


                           PLEASE DETACH PROXY CARD HERE
                           V                           V





1. Election of Directors     FOR all nominees     WITHHOLD AUTHORITY to vote            *EXCEPTIONS / /
                             listed below / /     for all nominees listed below / /


Nominees: C. Burnham, Jr., M. C. Clapp, T. E. Cronin, D. A. Ederer, H. L. Hubbard, W. B. Matsuyama, L. L. Pinnt, B. G. Ragen and M. A. Williams *(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME.)

2. Approval of the Cascade Natural Gas Corporation 1998 Stock Incentive Plan providing for up to 150,000 shares of Common Stock subject to awards. (The Board of Directors recommends a vote For.)

3. Transaction of such other business as may properly come before the meeting or any adjournments thereof.


FOR / /        AGAINST / /         ABSTAIN / /


CHANGE OF ADDRESS AND OR COMMENTS MARK HERE / /


Please Read Other Side Before Signing.

Sign exactly as name appears hereon. Attorneys-in-fact, executors, trustees, guardians, corporate officers, etc. should give full title. If shares are held jointly, each holder should sign.

Dated                                , 199
      -------------------------------     -

-------------------------------------------
                 (Signature)

(Signature)
PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.
Votes MUST be indicated
(x) in Black or Blue ink. X

                                       [MAP]


                          CASCADE NATURAL GAS CORPORATION
                222 FAIRVIEW AVENUE NORTH, SEATTLE, WASHINGTON 98109

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Larry C. Rosok and W. Brian Matsuyama, and each or any of them proxies for the undersigned, with power of substitution, to vote with the same force and effect as the undersigned at the Annual Meeting of the Common Shareholders of Cascade Natural Gas Corporation, 230 Fairview Avenue North, Seattle, Washington, on Thursday, January 28, 1999, and at any adjournments thereof, upon the matters more fully set forth in the accompanying Notice of Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE OTHER SIDE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS. If any other business properly comes before the meeting, the proxies named above will have discretionary authority to vote thereon in accordance with their best judgment.



                                             CASCADE NATURAL GAS CORPORATION
                                             P.O. BOX 11297
                                             NEW YORK, N.Y. 10203-0297